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EXHIBIT 99.2


                      [LOGO OF THE TOWN AND COUNTRY TRUST]


NEW RELEASE
FOR IMMEDIATE RELEASE

                           THE TOWN AND COUNTRY TRUST
                       AUTHORIZES SHARE REPURCHASE PROGRAM

Baltimore, July 28, 2003 - The Town and Country Trust (NYSE: TCT) announced today that its Board of Trustees has authorized a share repurchase program whereby Town and Country may repurchase up to 1,500,000 of its common shares in the open market or in privately negotiated transactions from time to time over the next twelve months. Town and Country currently has a total of 16,390,281 common shares outstanding.

The Town and Country Trust is a multifamily real estate investment trust that owns and operates 15,642 apartment homes in 44 communities in the Mid-Atlantic and Southeast regions of the United States.

Additional information regarding The Town and Country Trust can be found on the Trust's Web site at www.tctrust.com.

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FOR FURTHER DETAILS CONTACT
THE TOWN AND COUNTRY TRUST:
James Dolphin                       Alan W. Lasker                     FRB/WEBER SHANDWICK
Executive Vice President            Senior Vice President              Joseph Calabrese (Investor Inquiries)
(410) 539-7600                      (212) 407-2150                     (212) 445-8434
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